MONTHLY STATEMENT
_____________________________________________

FIRST DEPOSIT MASTER TRUST
SERIES 1995-1
_____________________________________________

Pursuant to the Pooling and Servicing Agreement dated as of June 1, 1993 (as amended and supplemented, the "Agreement"), as supplemented by the Series 1995-1 Supplement dated as of June 1, 1995 (as amended and supplemented, the "Series Supplement"), among First Deposit National Bank ("FDNB"), Seller and Servicer, Providian National Bank, Seller, and Bankers Trust Company, Trustee, FDNB as Servicer is required to prepare certain information each month regarding current distributions to Senior Certificateholders and the Collateral Interest Holder and the performance of the First Deposit Master Trust (the "Trust") during the previous month. The information which is required to be prepared for the Series 1995-1 Certificates with respect to the Distribution Date occurring on May 15, 1996, and with respect to the performance of the Trust during the month of April is set forth below.
Certain of the information is presented on the basis of an original principal amount of $1,000 per Investor Certificate. Certain other information is presented based on the aggregate amounts for the Trust as a whole.
Capitalized terms used in this Certificate have their respective meanings set forth in the Agreement or Series Supplement, as applicable.

A) Information Regarding the Current Monthly Distribution for the Series 1995-1 Senior Certificates (stated on the basis of $1,000 original certificate principal amount)

   (1)   The total amount distributed to Senior Certificateholders
per $1,000 original certificate principal amount         $4.741667

   (2)   The amount set forth in A(1) above distributed to Senior
Certificateholders with respect to interest per $1,000
original certificate principal amount                      $4.741667

   (3)   The amount set forth in A(1) above distributed to Senior
Certificateholders with respect to principal per $1,000
original certificate principal amount                       $0.000000

B)   Information Regarding the Performance of the Trust

   (1)   Allocation of Receivables Collections to the Series 1995-1
Certificates

      (a)   The aggregate amount of Finance Charge Receivables
collected during the Monthly Period immediately
preceding the Distribution Date                           $64,163,748.23

      (b)   The aggregate amount of Interchange collected and
allocated to the Trust for the Monthly Period
immediately preceding the Distribution Date                $1,197,237.00


      (c)   The aggregate amount of Principal Receivables collected
during the Monthly Period immediately preceding the
Distribution Date                                          $242,948,579.36

      (d)   The Floating Allocation Percentage with respect to the
Series 1995-1 Certificates for the Monthly Period
immediately preceding the Distribution Date                     24.856427%

      (e)   The Principal Allocation Percentage with respect to the
Series 1995-1 Certificates for the Monthly Period
immediately preceding the Distribution Date                      24.856427%

      (f)   The Finance Charge Receivables and Interchange collected
and allocated to the Series 1995-1 Certificates for
the Monthly Period immediately preceding the
Distribution Date                                           $16,246,405.69

      (g) The Principal Receivables collected and allocated to the Series 1995-1 Certificates for the Monthly Period
immediately preceding the Distribution Date                 $60,388,336.67

   (2) Available Finance Charge Collections and Reallocated Principal Collections for Series 1995-1 for the Monthly Period immediately preceding the Distribution Date

      (a)   The Finance Charge Receivables and Interchange collected
and allocated to the Series 1995-1 Certificates              $16,246,405.69

      (b)   Collection Account and Special Funding Account investment
earnings allocated to the Series 1995-1 Certificates             $66,192.50

      (c)   Principal Funding Account Investment Proceeds             $0.00

      (d)   Prefunding Account Investment Proceeds                    $0.00

      (e)   Reserve Account withdrawals, if applicable                $0.00

      (f)   Additional Finance Charges from other Series allocated to
the Series 1995-1 Certificates                                        $0.00

      (g)   Payments, if any, on deposit as of the Determination Date
received from any Interest Rate Protection Agreements                 $0.00

      (h)   Reallocated Principal Collections                         $0.00

      (i)   Total Available Finance Charge Collections and
Reallocated Principal Collections for Series 1995-1
(total of (a), (b), (c), (d), (e), (f), (g) and (h) above)    $16,312,598.19

   (3) Available Principal Collections for Series 1995-1 for the Monthly Period immediately preceding the Distribution Date




      (a)   The Principal Receivables collected and allocated to the
Series 1995-1 Certificates                                     $60,388,336.67

      (b)   Shared Principal Collections from other Series allocated
to the Series 1995-1 Certificates                                       $0.00

      (c) Additional amounts to be treated as Available Principal Collections pursuant to the Series Supplement
$5,635,332.37

      (d)   Reallocated Principal Collections                          $0.00

      (e)   Available Principal Collections for Series 1995-1 (total
of (a), (b) and (c) minus (d) above)                         $66,023,669.04

   (4)   Delinquent Balances in the Trust

      The aggregate outstanding balance of the Accounts which were delinquent as of the close of business on the last day of the Monthly Period immediately preceding the Distribution
Date.

      (a)   31-60 days             $62,141,374
      (b)   61-90 days              36,335,617
      (c)   91 or more days         60,934,948
      (d)   Total Delinquencies   $159,411,939



   (5)   Defaulted Amount

      (a)   The aggregate amount of Defaulted Receivables with
respect to the Trust for the Monthly Period
immediately preceding the Distribution Date       $25,334,762.26

      (b)   The aggregate amount of Recoveries of Defaulted
Receivables processed during the Monthly Period
immediately preceding the Distribution Date         $2,663,232.16

      (c) The Defaulted Amount for the Monthly Period immediately preceding the Distribution Date [Defaulted
Receivables minus Recoveries]                      $22,671,530.10

      (d) The Defaulted Amount for the Monthly Period immediately preceding the Distribution Date allocable to the
Series 1995-1 Certificates (the "Series 1995-1
Defaulted Amount")                                  $5,635,332.37

   (e)   The Senior Defaulted Amount [Series 1995-1 Defaulted Amount
multiplied by the Senior Percentage]                 $4,451,912.57

   (6)   Senior Charge-Offs

      (a) The excess, if any, of the Senior Defaulted Amount over the sum of (i) Available Finance Charge Collections applied to such Senior Defaulted Amount, (ii) Reallocated Principal Collections and (iii) the
            amount by which the Collateral Invested Amount has
            been reduced in respect of such Senior Defaulted
            Amount (a "Senior Charge-Off")                   $0.00

      (b)   The amount of the Senior Charge-Off set forth in item
            6(a) above, per $1,000 original certificate
            principal amount (which will have the effect of
            reducing, pro rata, the amount of each Senior
            Certificateholder's investment)               $0.000000

      (c) The total amount reimbursed on the Distribution Date in respect of Senior Charge-Offs for prior
            Distribution  Dates   $0.00

      (d)   The amount set forth in item 6(c) above per $1,000
            original certificate principal amount (which will
            have the effect of increasing, pro rata, the amount
            of each Senior Certificateholder's investment)  $0.000000


      (e) The amount, if any, by which the outstanding principal balance of the Senior Certificates exceeds the
            Senior Invested Amount and the Senior Initial
            Percentage of the Prefunding Account Balance, if
            any, as of the Distribution Date, after giving
            effect to all deposits, withdrawals and
            distributions on such Distribution Date             $0.00

   (7)   Reductions in the Collateral Interest

      (a) The excess, if any, of the Collateral Defaulted Amount over Available Finance Charge Collections applied
            to such Collateral Defaulted Amount    $0.00

(b)   The amount by which the Collateral Invested Amount
      has been reduced on the Distribution Date in
      respect of Reallocated Principal Collections   $0.00

      (c) The amount by which the Collateral Invested Amount has been reduced on the Distribution Date in respect of
            the unpaid Required Amount   $0.00

      (d) The total amount by which the Collateral Invested Amount has been reduced on the Distribution Date as set
            forth in items 7(a), (b) and (c)   $0.00

      (e) The total amount reimbursed on the Distribution Date in respect of reductions in the Collateral Invested
            Amount on prior Distribution Dates   $0.00

      (f) The amount, if any, by which the outstanding principal balance of the Collateral Interest exceeds the
            Collateral Invested Amount and the Collateral
            Percentage of the Prefunding Account Balance, if
            any, as of the Distribution Date, after giving
            effect to all deposits, withdrawals and
            distributions on the Distribution Date           $0.00

   (8)   Investor Monthly Servicing Fee

         The amount of the Series 1995-1 Monthly Servicing Fee payable
         to the Servicer on the Distribution Date         $1,385,416.67

   (9)   Prefunding Account

      (a)   The Prefunding Account Balance on the Distribution
            Date    $0.00

      (b)    The Senior Percentage of the Prefunding Account Balance
              on the Distribution Date   $0.00

      (c)   The Collateral Percentage of the Prefunding Account
            Balance on the Distribution Date                      $0.00

   (10)   Senior Monthly Interest

      (a)    Senior Monthly Interest payable on the Distribution
             Date                                         $3,558,620.83

   (11)   Principal Funding Account Amount

      (a) The amount on deposit in the Principal Funding Account on the Distribution Date, after giving effect to all deposits, withdrawals and distributions on such
            Distribution Date    $0.00

      (b) Deposits to the Principal Funding Account are currently scheduled to commence on the Distribution Date occurring in December, 1998. (The initial funding date for the Principal Funding Account may be modified in certain circumstances in accordance with the terms of the Series Supplement.)

   (12)   Deficit Controlled Accumulation Amount

          The Deficit Controlled Accumulation Amount for the Distribution Date, after giving effect to all deposits, withdrawals
          and distributions on such Distribution Date   $0.00

   (13)   Reserve Account (if applicable)

      (a) The amount on deposit in the Reserve Account, if funded, on the Distribution Date, after giving effect to all deposits, withdrawals and distributions on such
           Distribution Date and the related Transfer Date   N/A

      (b)  The Required Reserve Account Amount, if any, selected by
           the Servicer   N/A

C)   Senior Invested Amount

   (1) The Senior Invested Amount and the Senior Percentage of the Prefunding Account Balance on the date of issuance (the
        "Senior Initial Amount")                     $750,500,000.00

   (2) The Senior Invested Amount and the Senior Percentage of the Prefunding Account Balance, if any, on the Distribution Date, after giving effect to all deposits, withdrawals and distributions on such Distribution Date  $750,500,000.00

   (3) The Pool Factor for the Distribution Date (which represents the ratio of the Senior Invested Amount and the Senior Percentage of the Prefunding Account Balance, if any, as
         of such Distribution Date, after giving effect to any adjustment in the Senior Invested Amount on such Distribution Date, to the Senior Initial Amount). The amount of a Senior Certificateholder's pro rate share of the Senior Invested Amount and the Prefunding Account Balance, if any, can be determined by multiplying the original denomination of the Senior Certificateholder's
         Certificate by the Pool Factor                    1.000000

D)   Collateral Invested Amount

   (1) The Collateral Invested Amount and the Collateral Percentage of the Prefunding Account Balance on the date of
         issuance                                    $199,500,000.00

   (2) The Collateral Invested Amount and the Collateral Percentage of the Prefunding Account Balance, if any, on the
         Distribution Date, after giving effect to all deposits,
         withdrawals and distributions on such
         Distribution Date                            $199,500,000.00

   (3) The Collateral Invested Amount as a percentage of the sum of the Collateral Invested Amount and the Senior Invested
         Amount on such Distribution Date                       21.00%



E)   Receivables Balances

   (1)   The aggregate amount of Principal Receivables in the Trust at the close of business on the last day of the
         immediately preceding Monthly Period           $3,777,513,784

   (2) The aggregate amount of Finance Charge Receivables in the Trust at the close of business on the last day of the
         immediately preceding Monthly Period              $67,068,991

F)   Annualized Percentages

   (1)   The Gross Yield (Available Finance Charge Collections for
         the Series 1995-1 Certificates for the preceding Monthly Period (excluding payments received from Interest Rate Protection Agreements) divided by the Invested Amount of the Series 1995-1 Certificates and the Prefunding Account balance, if any, as of the last day of the next preceding
         Monthly Period, multiplied by 12)                       20.61%

   (2)   The Net Loss Rate (the Series 1995-1 Defaulted Amount for
         the preceding Monthly Period divided by the Invested
         Amount of the Series 1995-1 Certificates and the
         Prefunding Account balance, if any, as of the last day of
         the next preceding Monthly Period, multiplied by 12)     7.12%

   (3) The Portfolio Yield (the Gross Yield minus the Net Loss Rate for the Series 1995-1 Certificates for the preceding
         Monthly Period)                                         13.49%

   (4) The Base Rate (Monthly Interest plus Monthly Servicing Fee (based on an assumed Servicing Fee Rate of 2% per annum)
         for the preceding Monthly Period with respect to the
         related Distribution Date, divided by the Invested Amount
         of the Series 1995-1 Certificates and the Prefunding
         Account Balance, if any, as of the last day of the next
         preceding Monthly Period, multiplied  by 12)              7.73%

   (5)   The Net Spread (the Portfolio Yield minus the Base Rate for the Series 1995-1 Certificates for the preceding Monthly
         Period)                                                   5.76%

   (6)   The Monthly Payment Rate (Collections of Principal
         Receivables and Finance Charge Receivables with respect
         to all Receivables in the Trust for the preceding Monthly
         Period divided by the amount of Receivables in the Trust
         as of the last day of the next preceding Monthly Period)   7.93%


G)   Series 1995-1 Information for the Last Three Distribution Dates

      1)   Gross Yield

         a) 5/15/96      20.61%
         b) 4/15/96      20.79%
         c) 3/15/96      20.47%

      2)   Net Loss Rate

         a) 5/15/96      7.12%
         b) 4/15/96      5.10%
         c) 3/15/96      5.83%

      3)   Net Spread (Portfolio Yield Minus Base Rate)

         a) 5/15/96      5.76%
         b) 4/15/96      7.88%
         c) 3/15/96      7.25%

      Three Month Average        6.96%

      4)   Monthly Payment Rate

         a) 5/15/96      7.93%
         b) 4/15/96      7.59%
         c) 3/15/96      7.34%



                                             FIRST DEPOSIT NATIONAL BANK,
                                             Servicer


                                             By: /s/ David J. Petrini
                                             Name:  David J. Petrini
                                             Title:   Vice President
                                             and Senior Financial Officer



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